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                                                                    EXHIBIT 23.7


                   [Letterhead of McGee, Wheeler & Co., P.C.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this Form S-4 registration statement of Corporate Express, Inc. of our report dated February 26, 1996, except for Note 13 as to which the date is March 4, 1996, on our audit of the financial statements of Enbee Company as of December 31, 1995 and for the year then ended.



                                            McGee, Wheeler & Co., P.C.

                                            /s/ McGee, Wheeler & Co., P.C.

                                            Certified Public Accountants



Houston, Texas
September 26, 1996